Exhibit 10.1

GROUND LEASE

This ground lease is made as of Sept. 15, 2006, between WALTER BROS. CONSTRUCTION CO., INC., a California corporation (“Landlord”), and MISSION COMMUNITY BANK, a California corporation (“Tenant”). Landlord leases to Tenant and Tenant hires from Landlord the Premises hereafter described.

1.                                       Premises. The Premises consist of approximately 32,500 square feet of real property located at the corner of South Higuera and Prado Road, in the City of San Luis Obispo, County of San Luis Obispo, State of California (“Premises”).

The legal description of the Premises, including any appurtenances, is included in Exhibit “A,” attached to this lease and incorporated herein. The Premises are currently located within a larger parcel and it is the intent of Landlord and Tenant that Landlord will obtain a lot line adjustment from the City of San Luis Obispo, whereby a separate parcel will be created (the “Lot Line Adjustment”) which new parcel shall be the Premises. The legal description of the Premises, the size of the Premises, and the allowable size of the building and parking lot to be constructed on the Premises are contingent upon the Lot Line Adjustment. Exhibit “A” shall be finalized and attached hereto after the Lot Line Adjustment is complete, and the parties acknowledge that the property may be reduced or increased in size through the Lot Line Adjustment process, but that the rent to be paid by Tenant pursuant to Paragraph 3, below, shall not be adjusted as a result of such modifications in the size of the parcel.

2.                                       Term / Early Termination / Option to Extend.

(a)                                  The term of this lease is fifty (50) years, beginning October 1, 2006 (“Commencement Date”), and ending at midnight on September 30, 2056, unless sooner terminated as provided for in this lease.

(b)                                 In consideration of the payment by Tenant to Landlord of the sum of Twenty-Five Thousand and No/100 Dollars ($25,000.00) upon execution of this Lease as a non- refundable lease premium (“Lease Premium”), during the first twelve (12) months after the Commencement Date, Tenant shall have the option, on notice to Landlord (“Termination Notice”), to terminate this Lease, effective ten (10) days after delivery of the Notice to Landlord (“Lease Termination Date”). Tenant shall not be entitled to any refund of the Lease Premium or rent paid to the Lease Termination Date, and as of the Lease Termination Date, Tenant shall deliver to Landlord any development plans, soils reports, maps and other investigative reports which may have been generated by Tenant for use in developing the Premises prior to the Lease Termination Date. In addition, Tenant agrees to provide Landlord with quarterly status reports on the progress of Tenant’s development of the Premises until any such Lease Termination Date, but no such reports shall be required after September 30, 2007, on which date Tenant’s right to an early termination of the Lease shall expire.

(c)                                  Tenant is given the option to extend the term on all the provisions contained in this Lease, except for minimum monthly rent, for two (2) additional five-year periods (“Extended Term”) following expiration of the initial term, by giving notice of exercise of option (“Option Notice”) to Landlord at least sixty (60) but not more than ninety (90) days before the expiration of the term; provided that, if Tenant is in default on the date of giving the Option Notice, the Option Notice shall be totally ineffective, or if the Tenant is in default on the date the Extended Term is to commence, the Extended Term shall not commence and this Lease shall expire at the end of the then-current term.

3.                                       Minimum Rent. Tenant shall pay without abatement, deduction, or offset, as minimum net rent, payable in advance, equal monthly installments of Seven Thousand and No/100 Dollars ($7,000.00) per month (“Base Rent”), which amount is subject to adjustment as provided in Section 5., below. Notwithstanding the foregoing, if Landlord is the successful bidder for the construction of the Improvements referenced in Section 9, below, the parties agree that the Base Rent shall be modified to Five Thousand Three Hundred Eighty-Eight and 33/100 Dollars ($5,388.33) per month, and upon execution of a construction contract between Landlord and Tenant, Tenant shall be entitled to a credit against future rents in an amount equal to the difference in the amount paid by Tenant to Landlord as Base Rent to that date, and the amount which would have been paid if the Base Rent had been Five Thousand Three Hundred Eighty-Eight and 33/100 Dollars ($5,388.33) per month from the Commencement Date.

4.                                        Late Payment Charge.  For each monthly rent installment that is received by Landlord more than ten (10) days after its due date, Tenant agrees to pay as additional rent a charge equal to ten percent (10%) of the delinquent installment. Payment of this charge does not waive any default, nor does this provision extend the due date of the monthly rent installments.

5.                                        Adjustments to Minimum Rent. During the term of the lease, the minimum monthly rental described in section 3 shall be adjusted upward as of the fifth anniversary of the commencement date and continuing thereafter every five years.

On the first (1st) adjustment date referred to above, and each five (5) years thereafter during the term and any extended or renewal terms of this lease, each of which dates is hereafter referred to as an “adjustment date,” the rent provided for in this lease shall be adjusted upward according to any rise in the Consumer Price Index as that term is hereafter defined. At each adjustment date, the minimum rent shall be adjusted to an amount equal to the greater of:

(a).                               the minimum rent in effect immediately prior to that adjustment date (without regard to any temporary abatement of rent then, or previously in effect, pursuant to the provisions of this lease), or

(b).                              the product obtained by multiplying the minimum rent in effect immediately prior to the commencement of that adjustment date (without to regard to any temporary abatement of rent then, or previously in effect, pursuant to the provisions of this lease) by a fraction, the numerator of which is the Consumer Price Index published nearest but prior to the commencement date of that adjustment period and the denominator of which is the Consumer Price Index published nearest but prior to the commencement of the immediately proceeding adjustment date. For the purposes of the first adjustment date, the denominator shall be the

Consumer Price Index published nearest but prior to the original commencement date of this lease.

The term “Consumer Price Index” as used herein shall refer to the Consumer Price Index for All Urban Consumers for the San Francisco / Oakland / San Jose, California area, based on the period 1982-1984=100 as published by the Bureau of Labor Statistics of the U.S. Department of Labor.

The index for the adjustment date shall be the one reported in the U. S. Department of Labor’s newest comprehensive official index then in use and most nearly answering the foregoing description of the index to be used. If it is calculated from a base different from the base year 1982-1984 = 100 used for the base figure above, the base figures used for calculating the adjustment percentage shall first be converted under a formula supplied by the Bureau.

If the described index shall no longer be published, another generally recognized as authoritative shall be substituted by agreement of the parties. If they are unable to agree within fourteen (14) days after demand by either party, the substitute index shall, on application of either party, be selected by the chief officer of the San Francisco regional office of the Bureau of Labor Statistics or its successor.

6.                                       Taxes; Assessments.

A.                                   Real and Personal Property. Tenant shall pay any and all real and personal property taxes, general and special assessments, and other charges of every description levied on or assessed against the Premises, improvements located on the Premises, personal property located on or in the land or improvements, the leasehold estate, or any subleasehold estate, to the full extent of installments falling due during the term, whether belonging to or chargeable against Landlord or Tenant, including, but not limited to any assessments relating to public improvements on Prado Road. Tenant shall make all such payments direct to the charging authority before delinquency and before any fine, interest, or penalty shall become due or be imposed by operation of law for their nonpayment. If, however, the law expressly permits the payment of any or all of the above items in installments (whether or not interest accrues on the unpaid balance), Tenant may, at Tenant’s election, utilize the permitted installment method, but shall pay each installment with any interest before delinquency.

B.                                     Prorations. All payments of taxes or assessments, or both, except permitted installment payments, shall be prorated for the initial lease year and for the year in which the lease terminates. For permitted installment payments of which at least the first installment fell due before commencement of the term, Tenant shall pay all installments falling due after commencement of the term. For permitted installment payments extending beyond the expiration of the term, Tenant shall pay those installment(s) falling due before expiration of the term.

C.                                     Tenant’s Right to Contest. Tenant may contest the legal validity or amount of any taxes, assessments, or charges for which Tenant is responsible under this lease, and may institute such proceedings as Tenant considers necessary. If Tenant contests any such tax, assessment, or charge, Tenant may withhold or defer payment or pay under protest but shall protect Landlord and the Premises from any lien by adequate surety bond or other appropriate security.

Landlord appoints Tenant as Landlord’s attorney-in-fact for the purpose of making all payments to any taxing authorities and for the purpose of contesting any taxes, assessments, or charges, conditioned on Tenant’s preventing any liens from being levied on the Premises or on Landlord (other than the statutory lien of Revenue and Taxation Code Section 2187).

D.                                    Exemptions. Tenant’s obligation to pay taxes or assessments levied or charged against the Premises or improvements or against specified personal property shall not include the following, whatever they may be called: income or profits taxes levied or assessed against Landlord by federal, state, or other governmental agency; estate, succession, inheritance, or transfer taxes of Landlord; or corporation, franchise, or profits taxes imposed on the corporate owner of the fee title of the Premises. If, however, during the term, taxes are imposed, assessed, or levied on the rents derived from the Premises in lieu of all or any part of real property taxes, personal property taxes, or real and personal property that Tenant would have been obligated to pay under the foregoing provisions, and the purpose of the new taxes is more closely akin to that of an ad valorem or use tax than to an income or franchise tax on Landlord’s income, Tenant shall pay the taxes as provided above for property taxes and assessments.

Tenant shall also defend and indemnify Landlord and the Premises against liability for taxes and other impositions in the nature of a tax on the right to do business when Landlord’s collection of rent under this lease is defined as doing business.

E.                                      Proof of Compliance. Tenant shall furnish to Landlord, within ten (10) days after the date when any tax, assessment, or charge would become delinquent, receipts or other appropriate evidence establishing their payment. Tenant may comply with this requirement by retaining a tax service to notify Landlord whether the taxes have been paid.

7.                                         Uses; Purposes. Tenant shall use and permit the use of the Premises primarily for the construction, maintenance and operation of a bank / office complex, provided that Tenant may at any time use the existing or subsequent improvements or permit them to be used, for any lawful purpose with the prior written consent of Landlord which shall not be unreasonably withheld or delayed, or alter, modify, remove, or demolish the improvements, as provided in section 10 hereof.

8.                                         Land Use Restrictions. Except as provided in section 13 hereof, Tenant may only enter into agreements restricting use of or granting easements over the Premises, or obtain zoning changes or conditional use permits, that are expressly limited to the term of this lease. Tenant must obtain Landlord’s prior written consent to any restrictions on the land, its use, or its alienation, for periods extending beyond the term. Landlord shall, at Tenant’s notice of request, and subject to the above limitations, join with Tenant in applications and proceedings to obtain necessary use or zoning changes, but without cost or expense to Landlord. All oil, gas, and mineral rights are expressly reserved from this lease.

9.                                       Tenant’s Duty to Construct New Improvements. At such time as Tenant is prepared to construct Improvements on the Property, Tenant shall comply with the Conditions of Major Construction below and shall commence construction consisting of an approximately 14,000 square foot bank/office complex, including a parking lot with approximately 45 parking spaces (“Bank / Office Complex”).

10.                                 Construction. In addition to Tenant’s duty to construct the Bank / Office Complex pursuant to Section 9 hereof, Tenant may construct or otherwise make new improvements on any part or all of the Premises and demolish, remove, replace, alter, relocate, reconstruct, or add to any existing improvements in whole or in part, and modify or change the contour or grade, or both, of the land, provided Tenant is not then in default under any condition or provision of this lease, and provided the improvements following the work are at least equal in value to any improvements as they were before being demolished, removed, replaced, altered, reconstructed, modified, or changed. All salvage shall belong to Tenant.

11.                                 Conditions of Major Construction. Before any major work of construction, alteration, or repair (as defined in section 15D) is commenced on the Premises, and before any building materials have been delivered to the Premises by Tenant or under Tenant’s authority, Tenant shall comply with all the following conditions or procure Landlord’s written waiver of the condition or conditions specified in the waiver:

A.                                    Plans, Specifications. Tenant shall deliver to Landlord for Landlord’s approval one (1) set of preliminary construction plans and specifications prepared by an architect or engineer licensed to practice as such in California, including, but not limited to, preliminary grading and drainage plans, soil tests, utilities, sewer and service connections, locations of ingress and egress to and from public thoroughfares, curbs, gutters, parkways, street lighting, designs and locations for outdoor signs, storage areas, and landscaping, all sufficient to enable subcontractors to make reasonably accurate bid estimates and to enable Landlord to make an informed judgment about the design and quality of construction and about any effect on the reversion.

Landlord shall not unreasonably disapprove preliminary plans and specifications. Approval or disapproval shall be communicated in the manner provided for notices, and disapproval shall be accompanied by specification of the grounds for disapproval; provided that Landlord’s failure to disapprove within five (5) days after delivery to Landlord shall be conclusively considered to be approval. Tenant shall not deliver working drawings to any governmental body for a building permit until preliminary plans are approved as in this section 11 A. Following Landlord’s first or any subsequent disapproval, Tenant may elect (1) to submit revised plans and specifications or (2) to give notice contesting the reasonableness of Landlord’s disapproval. A contest of reasonableness shall be determined by arbitration, as provided in section 26. If the reasonableness of Landlord’s disapproval is sustained, Tenant shall perform as in (1) above; if it is not sustained, the plans and specifications shall be considered approved.

B.                                      Final Plans. Specifications. Tenant shall prepare final working plans and specifications substantially conforming to preliminary plans previously approved by Landlord, submit them to the appropriate governmental agencies for approval, and deliver to Landlord one complete set as approved by the governmental agencies. Changes from the preliminary plans shall be considered to be within the scope of the preliminary plans if they are not substantial or if they are made to comply with suggestions, requests, or requirements of a governmental agency or official in connection with the application for permit or approval.

C.                                     Notice of Intent to Construct. Tenant shall notify Landlord in writing of Tenant’s intention to commence a work of improvement at least ten (10) business days before commencement of any such work or delivery of any materials. The notice shall specify the approximate location and nature of the intended improvements. Landlord shall have the right to post and maintain on the Premises any notices of non-responsibility provided for under applicable law, and to inspect the Premises in relation to the construction at all reasonable times.

D.                                    Landlord’s Approval of General Contractor. Tenant shall furnish Landlord with a true copy of Tenant’s contract with the general contractor and with evidence of the general contractor’s qualifications for Landlord’s approval which shall not be unreasonably withheld. The contract shall give Landlord the right but not the obligation to assume Tenant’s obligations and rights under that contract if Tenant should default. The parties acknowledge that Landlord is a general contractor, and may (but is not required to) bid upon the construction project for the construction of the Bank / Office Complex. In the event that Landlord is the successful bidder, the parties acknowledge that the Base Rent shall be adjusted pursuant to Section 3, above. Landlord’s failure to be awarded the contract for the construction of the Bank / Office Complex shall not be deemed a reasonable basis upon which to disapprove another general contractor for the Project.

Landlord may disapprove by notice given within five (5) days following delivery of a copy of the contract. The notice shall specify the grounds for disapproval. Landlord shall not unreasonably disapprove and shall be considered to have approved in the absence of notice of disapproval given within five (5) days after Tenant furnishes the contract and evidence specified above.

E.                                      Required Governmental Permits. Tenant shall procure and deliver to Landlord at Tenant’s expense evidence of compliance with all then applicable codes, ordinances, regulations, and requirements for permits and approvals, including but not restricted to a grading permit, building permits, zoning and planning requirements, and approvals from various governmental agencies and bodies having jurisdiction.

F.                                      Builder’s Risk and Other Insurance. Upon Landlord’s request, Tenant shall deliver to Landlord (i) certificates of insurance evidencing coverage for “builder’s risk,” (ii) evidence of workmen’s compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord or the Premises, and (iii) evidence that Tenant has paid or caused to be paid all premiums for the coverage described above in this section 11F and any increase in premiums on insurance provided for in the sections on insurance, sufficient to assure maintenance of all insurance required by this lease during the anticipated course of the work. Tenant shall maintain, keep in force, and pay all premiums required to maintain and keep in force all required insurance at all times during which such work is in progress.

G.                                     Landlord’s Approval of Initial Financing. Prior to commencing any construction on the Premises, Tenant shall deliver to Landlord for Landlord’s approval evidence of the existence and conditions of Tenant’s construction financing for the construction of the Bank / Office Complex intended to be constructed by Tenant. Landlord shall not unreasonably disapprove of said financing, but shall be entitled to adequate assurance of Tenant’s ability to ensure financing for the completion of such Bank / Office Complex prior to demolition of the existing structures.

12.                                  Soil Conditions. Landlord makes no covenants or warranties respecting the condition of the soil or subsoil or any other condition of the Premises, except that Landlord is unaware of the current or prior existence of any underground storage tanks on the property, or of the prior release of any hazardous substances on the property, as defined under the California Health and Safety Code. Landlord has provided Tenant with a Phase I Environmental Report for the Premises, but Tenant shall be responsible to perform any other investigations which Tenant may require to determine the soil and environmental condition of the property, and the feasibility of Tenant’s project. Tenant may enter onto the land before commencement of the term to make soil and structural engineering tests and any other tests that Tenant considers necessary. All such tests made by or on behalf of Tenant shall be at Tenant’s sole expense and shall be evidenced by a separate contract. A copy of any such reports shall be delivered to Landlord on commencement of the term.

13.                                  Tenant’s Right To Grant Easements. Landlord grants to Tenant the right to grant to public entities or public service corporations, for the purpose of serving only the Premises, rights of way or easements on or over the Premises for poles or conduits or both for telephone, electricity, water, sanitary or storm sewers or both, and for other utilities and municipal or special district services.

14.                                  Completion.

A.                                    Diligent Prosecution to Completion. Once any construction work is begun, Tenant shall with reasonable diligence prosecute to completion all construction of improvements, additions, or alterations. All work shall be performed in a good and workmanlike manner, shall substantially comply with plans and specifications submitted to Landlord as required by this lease, and shall comply with all applicable governmental permits, laws, ordinances, and regulations.

B.                                      Protection of Landlord Against Cost or Claim. Tenant shall pay or cause to be paid the total cost and expense of all works of improvement, as that phrase is defined in the California statutes regulating mechanics’ liens. No such payment shall be construed as rent. Tenant shall not suffer or permit to be enforced against the Premises or any part thereof any mechanic’s, materialman’s, contractor’s, or subcontractor’s lien arising from any work of improvement, however it may arise. Nevertheless, Tenant may in good faith and at Tenant’s own expense contest the validity of any such asserted lien, claim, or demand, provided Tenant has furnished the bond required in California Civil Code Section 3143 (or any comparable statute hereafter enacted for providing a bond freeing the Premises from the effect of such a lien claim).

Tenant shall defend (with counsel approved by Landlord, which approval shall not be unreasonably withheld) and indemnify Landlord against all liability and loss of any type arising out of work performed on the Premises by Tenant, together with reasonable attorney’s fees and all costs and expenses incurred by Landlord in negotiating, settling, defending, or otherwise protecting against such claims.

C.                                    Landlord’s Right to Discharge Lien. If Tenant does not cause to be recorded the bond described in California Civil Code Section 3143 or otherwise protect the property under any alternative or successor statute, and a final judgment has been rendered against Tenant by a court of competent jurisdiction for the foreclosure of a mechanic’s, materialman’s, contractor’s or subcontractor’s lien claim, and if Tenant fails to stay the execution of the judgment by lawful means or to pay the judgment, Landlord shall have the right, but not the duty, to pay or otherwise discharge, stay, or prevent the execution of any such judgment or lien or both. Tenant shall reimburse Landlord for all sums paid by Landlord under this paragraph, together with all Landlord’s reasonable attorneys’ fees and costs, plus interest on those sums, fees, and costs at the lesser of ten percent (10%) per annum or the highest rate allowed by law from the date of payment until the date of reimbursement.

D.                                   Notice of Completion. On completion of any substantial work of improvement during the term, Tenant shall file or cause to be filed a notice of completion. Tenant hereby appoints Landlord as Tenant’s attorney-in-fact to file the notice of completion on Tenant’s failure to do so after the work of improvement has been substantially completed.

E.                                     Notice of Changes in Plans. On completion of any work of improvement, Tenant shall give Landlord notice of all changes in plans or specifications made during the course of the work, and shall, at the time and in the same manner, supply Landlord with “as built” drawings reflecting all such changes. Landlord acknowledges that it is common practice in the construction industry to make numerous changes during the course of construction on substantial projects. Changes that do not substantially alter plans and specifications previously approved by Landlord do not constitute a breach of Tenant’s obligations.

15.                                 Maintenance; Repairs; Alterations; Reconstruction.

A.                                   Tenant Required to Maintain Premises. Throughout the term, Tenant shall, at Tenant’s sole cost and expense, maintain the Premises and all improvements in good condition and repair, ordinary wear and tear excepted, and in accordance with all applicable laws, rules, ordinances, orders and regulations of (1) federal, state, county, municipal, and other governmental agencies and bodies having or claiming jurisdiction and all their respective departments, bureaus, and officials; (2) the insurance underwriting board or insurance inspection bureau having or claiming jurisdiction; and (3) all insurance companies insuring all or any part of the Premises or improvements or both.

Except as provided below, Tenant shall promptly and diligently repair, restore and replace all improvements on the Premises which are damaged or destroyed from any cause. However, if the damage requiring the repair or restoration is caused by a peril which is not covered by the insurance policies required by this lease, and the cost of such repair or restoration exceeds ten percent (10%) of the replacement value of all the improvements, Tenant shall (i) repair, restore, and replace the improvements, or (ii) after giving written notice to Landlord, raze the improvements damaged or destroyed. Within fourteen (14) days after such notice, Landlord may by notice elect to repair, restore and replace as above, and Tenant shall not raze until the expiration of the time for Landlord’s notice of election. Razing means the removal from the Premises of all fixtures and improvements, including demolition and removal of all basements and foundations, filling all excavations, and compacting the soil sufficient for the construction of buildings in the future, returning the surface to grade, and leaving the Premises safe and free from debris and hazards.

All available insurance proceeds may be used by the party responsible for or electing to repair and restore or raze the improvements, as necessary to accomplish full restoration or to complete demolition, as the case may be.

The completed work of maintenance, compliance, repair, restoration or replacement shall be equal in value, quality and use to the condition of the improvements before the event giving rise to the work, except as expressly provided to the contrary in this lease. Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations of any kind in or on the Premises. Landlord’s election to perform any obligation of Tenant under this provision on Tenant’s failure or refusal to do so shall not constitute a waiver of any right or remedy for Tenant’s default, and Tenant shall promptly reimburse, defend, and indemnify Landlord against all liability, loss, cost and expense arising from it.

Nothing in this provision defining the duty of maintenance shall be construed as limiting any right given elsewhere in this lease to alter, modify, demolish, remove or replace any improvements, or as limiting provisions relating to condemnation or to damage or destruction during the final year or years of the term. No deprivation, impairment, or limitation of use resulting from any event or work contemplated by this section 15A shall entitle Tenant to any offset, abatement, or reduction in rent nor to any termination or extension of the term.

B.                                     Maintenance of Landscaping and Parking Areas. The parties acknowledge that the Premises are located adjacent to an office complex operated by Landlord, and that Landlord’s willingness to enter into this Ground Lease is based upon assurances by Tenant that the Landscaping and Parking Areas of the Premises shall be maintained in clean, safe and sightly condition. Tenant agrees to enter into a maintenance contract with a reputable landscape contractor for the provision of ground maintenance and landscaping, parking lot maintenance and light maintenance on no less than a weekly basis for the entire term of the Lease, and acknowledges that a failure to fulfill its obligations under this Section shall constitute a default under this Lease. Tenant further agrees that Landlord may seal coat the parking lot for the entire center in which the Premises are located on a scheduled basis, for which Tenant shall pay its prorata share.

C.                                     Right to Contest Governmental Order. Tenant has the right to contest by appropriate judicial or administrative proceedings, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation, or requirement (hereafter called “law”) that Tenant repair, maintain, alter, or replace the improvements in whole or in part, and Tenant shall not be in default for failing to do such work until a reasonable time following determination of Tenant’s contest. If Landlord gives notice of request, Tenant shall first furnish Landlord a bond, satisfactory to Landlord in form, amount, and insurer, guaranteeing compliance by Tenant with the contested law and indemnifying Landlord against all liability that Landlord may sustain by reason of Tenant’s failure or delay in complying with the law. Landlord may, but is not required to, contest any such law independently of Tenant. Landlord may, and on Tenant’s notice of request shall, join in Tenant’s contest.

D.                                    Major and Minor Repairs, Reconstructions, Alterations. Landlord’s approval is not required for Tenant’s minor repairs, alterations, or additions. “Minor” means a construction cost not exceeding five percent (5%) of the value of the improvements, none of which is derived from funds advanced on the security of any encumbrance on the leasehold or the property. “Construction cost” includes the cost of labor, materials, and reasonable profit to general contractor and subcontractors for any demolition and any removal of existing improvements or parts of improvements as well as for preparation, construction, and completion of all new improvements or parts of improvements. “Value of improvements” means the latest available appraisal of “full insurable value” of the improvements as defined in provisions of this lease relating to fire and extended coverage insurance. “Major” repairs, alterations, or additions are those not defined as minor above. For major repairs, alterations, or additions, Tenant shall comply with all conditions of major construction contained in section 11 of this lease.

Notwithstanding the foregoing, Tenant is relieved of the obligation to, but may, repair, restore, or reconstruct improvements damaged or destroyed during the final 10 years of the term if (1) the cost of repairing or restoring the damage exceeds 10% of the full replacement value of all improvements on the Premises; and (2) the damage or destruction is uninsured and is not required to be insured under any provision of this lease; and (3) Tenant furnishes adequate security to assure that Tenant will continue to make all payments when due as required by the provisions of this lease. If the Tenant elects not to repair, restore and reconstruct the Premises Tenant shall, upon receipt of written notice from Landlord, raze the improvements on the properties as set forth in Article 10 and Article 15A of this lease.

E.                                      Ownership of Improvements. All improvements constructed on the Premises by Tenant as permitted by this lease shall be owned by Tenant until expiration of the term or sooner termination of this lease. Tenant shall not, however, remove any improvements from the Premises nor waste, destroy, or modify any improvements on the Premises, except as permitted by this lease. The parties covenant for themselves and all persons claiming under them that the improvements are real property. The foregoing language shall not be deemed to apply to any of Tenant’s trade fixtures, which may be removed by Tenant at the expiration of the Lease, provided that such removal shall not cause any damage to the structures on the Premises, which structures shall be surrendered to Landlord pursuant to Section 43, below.

All improvements on the Premises at the expiration of the term or sooner termination of this lease shall, without compensation to Tenant, then become Landlord’s property free and clear of all claims to or against them by Tenant or any third person, and Tenant shall defend and indemnify Landlord against all liability and loss arising from such claims or from Landlord’s exercise of the rights conferred by this section.

F.                                      Hazardous Materials. Tenant at all times shall keep the Premises free of Hazardous Materials (as hereinafter defined). Tenant shall not use, generate, manufacture, store, release, or dispose of Hazardous Materials in, on, or about the Premises. “Hazardous Materials” shall include, but not be limited to, substances defined as “hazardous substances”, “hazardous materials”, or “toxic substances” in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C.A Sec.9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.A 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.A Sec. 6901, et seq.; and those substances defined as “hazardous wastes” in Section 25117 of the California Health & Safety Code or as “hazardous substances” in Section 25316 of the California Health & Safety Code; and in the regulations adopted and publications promulgated pursuant to said laws.

16.                                 Encumbrance of Leasehold Estate.

A.                                   Tenant’s Right to Encumber. Tenant may at any time and from time to time, with Landlord’s consent, approval or authorization, hypothecate, mortgage, pledge or encumber Tenant’s leasehold estate created by this lease, and/or Tenant’s rights hereunder, by mortgage, deed of trust or other security agreement or instrument; provided, however, that no such encumbrance shall attach to or constitute a lien on the fee estate of Landlord in the leased land, and shall expressly acknowledge that all improvements constructed on the Premises shall become the property of Landlord, free and clear of all encumbrances, upon expiration of the term or sooner termination of this lease as set forth in section 15E. above. Landlord shall subordinate its fee interest provided that Landlord is granted in the encumbrance a right to adequate notice of default, adequate opportunity to cure such default without the obligation to pay late charges or penalties, the right and sufficient time to terminate the lease without acceleration of the leasehold mortgage, and the opportunity to assume such leasehold mortgage, without the obligation to pay assumption fees, the leasehold mortgagee’s attorneys’ fees, trustee’s fees, penalties or late charges, in the event of a default under the leasehold mortgage and the exercise by the lender of its right to foreclose on the leasehold mortgage.

Any such lien, mortgage, deed of trust or security instrument shall be referred to hereafter as a “mortgage”, and the holder or beneficiary of such mortgage shall be referred to hereafter as the “mortgagee.” No mortgagee shall be deemed an assignee of this lease so as to require such mortgagee to assume the performance of any of the terms, covenants or conditions of this lease except upon such mortgage-obtaining title to or Tenant’s right of possession of the leased land as hereinafter provided.

In no event shall the leasehold estate created hereunder secure any loan or obligation where the loan proceeds are utilized for any purpose other than the improvement, financing or refinancing of the Premises.

B.                                     Acquisition and Sale by Mortgagee. A mortgagee or its assigns may enforce such mortgage and acquire title to Tenant’s leasehold estate created hereby or Tenant’s right of possession of the leased land pursuant to this lease, or any part thereof, in any lawful way and, pending foreclosure of such mortgage, the mortgagee may take possession of and operate the leased land, or any portion thereof, and perform all obligations of Tenant, and upon foreclosure by power of sale, judicial foreclosure, or acquisition of the leasehold estate of Landlord by deed in lieu of foreclosure, the mortgagee may, upon notice to Landlord, sell and assign the leasehold estate, or any part thereof, hereby created. Any such assignee of the leasehold estate shall be liable to perform all the obligations imposed upon Tenant by this lease only during the period such assignee has ownership of said leasehold estate or possession of the leased land, or any part thereof.

C.                                     Notice to and Rights of Mortgagees.

(a)                                  When giving notice to Tenant with respect to any default hereunder, Landlord shall also serve a copy of each such notice upon any mortgagee who shall have given Landlord a written notice specifying its name and address. In the event Tenant shall default in the performance of any of the terms, covenants, agreements and conditions of this lease on Tenant’s part to be performed, any mortgagee shall have the right, within the grace period available to Tenant for curing such default or as set forth below, to cure such default, whether the same consists of the failure to pay rent or the failure to perform any other obligation, and Landlord shall accept any such performance by any mortgagee as though the same had been done or performed by Tenant, and for such purpose, Landlord and Tenant hereby authorize any such mortgagee to enter upon the leased land and to exercise any of its rights and powers under this lease and, subject to the provisions of this lease, under the mortgage.

(b)                                 In case of a monetary default by Tenant under this lease, Landlord will take no action to effect a termination of this lease by reason thereof unless such default has continued beyond forty-five (45) days after Landlord shall have served a copy of such notice upon Tenant and any mortgagee, it being the intent hereof and the understanding of the parties that any mortgagee shall be allowed up to, but not in excess of, forty-five (45) days in addition to any time granted to Tenant to cure any monetary default of Tenant under the terms of this lease. In the case of any non-monetary default by Tenant under this lease, Landlord will take no action to effect a termination of the term of this lease by reason thereof unless such non-monetary default has continued beyond the grace period available to Tenant for curing said default, and then only after Landlord shall have given to all mortgagees thirty (30) days after the expiration of Tenant’s grace period for curing such default within which either:

(i)                                     to commence and diligently proceed to cure such default, if such default can be cured by the mortgagee without the mortgagee obtaining possession of the leased land;

(ii)                                  to obtain possession of the leased land (including possession by a receiver) and to cure such default diligently, but in no event later than one year after the default occurred, in the case of a default which can be cured when the mortgagee has obtained possession thereof; or

(iii)                               to institute foreclosure proceedings and thereafter to complete such foreclosure proceedings or otherwise acquire Tenant’s interest under this lease with reasonable and continuous diligence in the case of a default which cannot be cured in the manners set forth in Subsections (i) and (ii) above. No mortgagee shall be required to continue such possession or continue such foreclosure proceedings if the default which prompted the service of such a notice has been cured.

(c)                                 If this lease is terminated by Landlord on account of any default not reasonably susceptible of cure by the mortgagee and if (i) there is no monetary default by Tenant under this lease, and (ii) the mortgagee shall have arranged to the reasonable satisfaction of Landlord to cure any default of Tenant reasonably susceptible of cure by the mortgagee, then Landlord, within thirty (30) days after receiving a written request therefor, which shall be given within thirty (30) days after notice to the mortgagee of such termination of transfer and upon payment to it of all expenses (including reasonable attorneys’ fees) incident thereto, will execute and deliver a new lease of the leased land to the mortgagee or its nominee or to the purchaser, assignee or transferee, as the case may be, for the remainder of the term of this lease, containing the same covenants, agreements, terms, provisions and limitations as are contained herein. Any new lease delivered pursuant to this Section 16 shall be prior to any fee mortgage or other lien, charge or encumbrance on the fee interest in the leased land which was junior and subordinate to the mortgage held by such mortgagee prior to the termination of this lease, and the Tenant under such new lease shall have the same right, title and interest in and to the leased land as Tenant had under this lease.

(d)                                Neither the bankruptcy nor the insolvency of Tenant shall operate nor permit Landlord to terminate this lease as long as all rent specified in Section 3 above and all other charges of whatsoever nature payable by Tenant continue to be paid in accordance with the terms of this lease.

(e)                                 In the event of a default under any mortgage in favor of a mortgagee, the mortgagee may exercise, with respect to the leased land or any portion thereof, any right, power or remedy under such mortgage which is not in conflict with the provisions of this lease. The time available to a mortgagee to initiate foreclosure proceedings as aforesaid shall be deemed extended by the number of days of delay occasioned by judicial restriction or operation of law against any such initiation or occasioned by other circumstances beyond such mortgagee’s control.

(f)                                         In the event of a judicial foreclosure sale or a trustee’s sale of a mortgagee’s security under a mortgage pursuant to applicable laws or an assignment in lieu of foreclosure, the transferee, be it a mortgagee or others, shall succeed to all of the right, title and interest of Tenant under this lease. During the period that a mortgagee, or its successors or assigns, shall be in possession of the leased land and/or during the pendency of any foreclosure proceedings instituted by a mortgagee, the mortgagee shall pay or cause to be paid the rent specified in Section 3 above and all other charges of whatsoever nature payable by Tenant hereunder which have been accrued and are unpaid and which will thereafter accrue during said period. Following the acquisition of Tenant’s leasehold estate by the mortgagee or its designee, the mortgagee or party acquiring title to Tenant’s leasehold estate shall commence the cure of all defaults hereunder to be cured and thereafter diligently process such cure to completion, except such defaults which cannot in the exercise of reasonable diligence be cured or performed by mortgagee or party acquiring title to Tenant’s leasehold estate, regardless of the amount of money necessary to effect such cure, in which case Landlord’s right to effect a termination of this lease based upon the default in question shall be deemed waived. Any default that cannot be so cured in the exercise of reasonable diligence by the mortgagee or party acquiring title to Tenant’s leasehold estate shall be, and shall be deemed to have been, waived by Landlord upon completion of the foreclosure proceedings or acquisition of Tenant’s interest in this lease by any purchaser at the foreclosure sale or who otherwise acquires Tenant’s interest.

(g)                                 Nothing herein shall preclude Landlord from exercising any of Landlord’s rights or remedies with respect to any other default by Tenant during any period of any such forbearance, subject to the rights of any mortgagee as herein provided.

(h)                                 All notices by Landlord to mortgagees shall be given in the manner specified in this section 16, addressed to mortgagee at the address last specified to Landlord by such mortgagee.

(i)                                     In the event two or more mortgagees exercise their rights hereunder, and there is a conflict which renders it impossible to comply with all such requests, the mortgagee whose mortgage would be senior in priority if there were a foreclosure shall prevail.

(j)                                     There will be no merger of the leasehold estate created hereby with the fee estate in the leased land by reason of the fact that the same person or entity may become the owner of both such estates, unless and until all parties having any interest in such estates (including all mortgagees) join in a written instrument effecting such merger and duly record that instrument in the official Records of San Luis Obispo County.

(k)                                  This lease and any leasehold mortgage on the leased land shall at all times be superior to and have priority over any mortgage which may encumber the fee estate in the leased land and Landlord shall use diligent efforts to cause the mortgagee under any such mortgages to execute and record in the Official Records of San Luis Obispo County any instruments which may be necessary to reflect this priority.

(1)                                  Landlord and Tenant agree that this lease shall not be modified, amended or surrendered (except for a surrender upon the expiration of the term of this lease or upon termination by landlord pursuant to the terms of this lease) without the prior written consent of any mortgagee, which consent shall not be unreasonably withheld or delayed.

(m)                               Landlord hereby consents to a provision in any mortgage or otherwise for an assignment of rents from subleases of space within improvements on the leased land to the mortgagee thereunder, effective upon any default by Tenant under such mortgage.

D.                                    Amendments to Lease. Landlord will, upon request of Tenant, enter into any reasonable amendment of this lease which may be requested by a financial institution, governmental agency or other lender providing construction or permanent financing of improvements on the leased land as a condition to its willingness to make insure or guarantee a mortgage loan secured by the leased land, provided that the preparation and execution of such amendments and legal review thereof by Landlord be at no cost to Landlord, and shall not prejudice the Landlord’s reversionary and fee interest in the leased land, or Landlord’s right to receive rent as herein provided, or prejudice any other right of Landlord under this lease.

17.                                 Assignment/Subletting.

A.                                   Provided that Tenant is not in default under any covenant or condition of this Lease, Tenant shall have the absolute right to assign or otherwise transfer Tenant’s interest in this lease and the estate created by this lease to a permitted assignee, defined as follows:

(1)                                  An assignee whose net worth on the date of assignment is equal to or greater than $10,000,000.00 increased upward by a percentage equal to the percentage increase of the Consumer Price Index (as defined in Section 5) between October 1, 2006 and the date of the proposed assignment or transfer. Net worth shall mean the amount by which the total of all assets shall exceed the total of all liabilities as determined by an independent certified public accountant in accordance with generally accepted accounting principles. For the purposes of this paragraph, the sale, assignment, transfer, or other disposition of any of the issued and outstanding capital stock of Tenant, or of the interest of any general partner or joint venturer or syndicate member or cotenant if Tenant is a partnership or joint venture or syndicate or co-tenancy, which shall result in changing the control of Tenant, shall be construed as an assignment of this lease. Control, in provisions of this lease relating to assignment, means 50 percent or more of the voting power of the corporation.

(2)                                  A successor defined as:  (i) any corporation that controls Tenant; (ii) another corporation in connection with a corporate reorganization, or the merger of Tenant into, or the consolidation of Tenant with, another corporation or corporations; (iii) any successor of all or substantially all of Tenant’s business or assets unless the assignment would otherwise be prohibited by provisions of this lease pertaining to bankruptcy.

(3)              If the assignee is a corporation whose shares are not traded on a public stock exchange, all principal shareholders shall sign the lease as Tenant, or guarantee Tenant’s performance.

B.                                     Right to Sublet. Provided that Tenant is not in default under any covenant or condition of this Lease, Tenant shall have the absolute right to sublet all or any part or parts of the Premises or the improvements or both, and to assign, encumber, extend, or renew any sublease, provided the following provisions are complied with:

(1)                                  Each sublease shall contain a provision, satisfactory to Landlord and to each leasehold mortgagee having an interest at the time the sublease is executed, requiring sublessee to attorn to Landlord or, in the event of any proceeding to foreclose any leasehold mortgage, to the leasehold mortgagee, or any person designated in a notice from leasehold mortgagee, if Tenant defaults under this lease and if the sublessee is notified of Tenant’s default and instructed to make sublessee’s rental payments to Landlord or leasehold mortgagee or designated person as in this paragraph.

(2)                                  Tenant shall, promptly after execution of each sublease, notify Landlord of the name and mailing address of the sublessee and shall, on demand, permit Landlord to examine and copy the sublease.

18.                                 Tenant’s Non-liability After Assignment. On any assignment made in accordance with the provisions and conditions of this lease, but not until completion of any improvements under construction at the time of assignment, lien free, as required of Tenant under this lease, Tenant shall have no further obligation under this lease and, as between Landlord and Tenant, shall be considered to have assigned to assignee all claims against Landlord arising under this lease. Nothing herein contained shall be construed to release Tenant from any liability or obligation arising before the effective date of the assignment. This section 18 shall not apply to any sublease hereunder.

19.                                 Insurance.

A.                                   Fire and Extended Coverage. Throughout the term, at Tenant’s sole cost and expense, Tenant shall keep or cause to be kept insured for the mutual benefit of Landlord and Tenant all improvements located on or appurtenant to the Premises against loss or damage by fire and such other risks as are now or hereafter included in an extended coverage endorsement in common use for commercial structures, including vandalism and malicious mischief. The amount of the insurance shall not be less than the full replacement value of the improvements (the “insurable value”). Landlord shall not carry any insurance the effect of which would be to reduce the protection or payment to Tenant under any insurance that this lease obligates Tenant to carry. If any dispute whether the amount of insurance complies with the above cannot be resolved by agreement, Landlord may, not more often than once every six (6) months, request the carrier of the insurance then in force, or other qualified person acceptable to both parties (acceptance not to be unreasonably withheld), to determine the full insurable value as defined in this provision, and the resulting determination shall be conclusive between the parties for the purpose of this section. Tenant may include the holder of any mortgage on the leasehold as a loss payee; on Landlord’s notice of demand, Tenant shall include the holder of any mortgage on the fee as a loss payee to the extent of that mortgage interest.

B.                                     Proceeds of Fire and Extended Coverage Insurance. Landlord shall, at Tenant’s cost and expense, cooperate fully with Tenant to obtain the largest possible recovery, and all policies of fire and extended coverage insurance required by section 19A shall provide that the proceeds shall be paid to the most senior leasehold mortgagee who shall act as a trustee in disbursing said proceeds in the same manner as a construction loan for the purposes of rebuilding, repairing and restoring the improvements on the Premises to a condition substantially identical to the condition immediately before the occurrence of loss, damage or destruction.

C.                                     Builder’s Risk Coverage. Before commencement of any demolition or construction, Tenant shall maintain in force until completion and acceptance of the work, “all risks” builder’s risk insurance, including vandalism and malicious mischief, earthquake, increased cost of construction and rental value endorsements, in forms and with a company reasonably acceptable to Landlord, covering improvements in place and all material and equipment at the job site furnished under contract, but excluding contractor’s, subcontractor’s, and construction manager’s tools and equipment and property owned by contractor’s or subcontractor’s employees, covering the full replacement value of work on the job site.

D.                                    Public Liability Insurance. Throughout the term, at Tenant’s sole cost and expense, Tenant shall keep or cause to be kept in force, for the mutual benefit of Landlord and Tenant, comprehensive broad form general public liability insurance against claims and liability for personal injury, death or property damage arising from the use, occupancy, disuse, or condition of the Premises, improvements, or adjoining areas or ways with a single combined liability limit of not less than Three Million Dollars ($3,000,000.00). Not more frequently than every two (2) years, if, in the opinion of Landlord’s lender or of the insurance broker retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord’s lender or Landlord’s insurance broker.

E.                                      Other Insurance. Tenant may procure and maintain any insurance not required by this lease, but all such insurance shall be subject to all other provisions of this lease pertaining to insurance and shall be for the mutual benefit of Landlord and Tenant.

F.                                      Policy Form, Content, Insurer. All insurance required by express provisions of this lease shall be carried only in responsible insurance companies licensed to do business in California. All such policies shall name both Landlord and Tenant as insured, shall be non-assessable and shall contain language stating that (i) the insurer waives the right of subrogation against Landlord and against Landlord’s agents and representatives, and to the extent obtainable, to the effect that (ii) any loss shall be payable notwithstanding any act or negligence of Landlord that might otherwise result in a forfeiture of the insurance, (iii) the policies are primary and noncontributing with any insurance that may be carried by Landlord, and (iv) they cannot be canceled or materially changed except after thirty (30) days’ notice by the insurer to Landlord or Landlord’s designated representative. At the expiration of the term, Landlord shall reimburse Tenant pro rata for all prepaid premiums on insurance required to be maintained by Tenant, and Tenant shall assign all Tenant’s right, title and interest in that insurance to Landlord. Tenant may effect for its own account any insurance not required under this lease. Tenant may provide by blanket insurance covering the Premises and any other location or locations any insurance required or permitted under this lease provided it is acceptable to all mortgagees.

G.                                     Failure to Maintain Insurance; Proof of Compliance. Tenant shall deliver to Landlord, in the manner required for notices, copies or certificates of all insurance policies required by this lease, together with evidence satisfactory to Landlord of payment required for procurement and maintenance of the policy.

For insurance required at the commencement of this lease, copies or certificates shall be obtained within sixty (60) days after execution of this lease.

If Tenant fails or refuses to procure or to maintain insurance as required by this lease or fails or refuses to furnish Landlord with required proof that insurance has been procured and is in force and paid for, Landlord shall have the right, at Landlord’s election and on five (5) days’ notice, to procure and maintain such insurance. The premiums paid by Landlord shall be treated as added rent due from Landlord with interest at the maximum allowable legal rate in effect in California on the date when the premium is paid, to be paid on the first day of the month following the date on which the premiums were paid. Landlord shall give prompt notice of the payment of such premiums, stating the amounts paid and the names of the insurer or insurers, and interest shall run from the date of the notice.

H.                                    Landlord’s Non-liability. Landlord shall not be liable, and Tenant shall defend and indemnify Landlord against all liability and claims of liability, for damage or injury to person or property on or about the Premises from any cause. Tenant waives all claims against Landlord for damage or injury to person or property arising, or asserted to have arisen, from any cause whatsoever.

20.                                 Condemnation.

A.                                   Definitions. The following definitions apply in construing provisions of this lease relating to a taking of or damage to all or any part of the Premises or improvements or any interest in them by eminent domain or inverse condemnation:

(i)                                     Taking means the taking or damaging, including severance damage, by eminent domain or by inverse condemnation for any public or quasi-public use under any statute. The transfer of title may be either a transfer resulting from the recording of a final order in condemnation or a voluntary transfer or conveyance to the condemning agency or entity under threat of condemnation, in avoidance of an exercise of eminent domain, or while condemnation proceedings are pending. The taking shall be considered to take place as of the later of (i) the date actual physical possession is taken by the condemnor or (ii) the date on which the right to compensation and damages accrues under the law applicable to the Premises.

(ii)                                  Total taking means the taking of the fee title to all the Premises and the improvements on the Premises, which shall be considered to include any off-site improvements effected by Tenant to serve the Premises or the improvements on the Premises.

(iii)                               Substantial taking means the taking of the fee interest in so much of the Premises or improvements or both that thirty percent (30%) in area of the Premises shall be taken or damaged or twenty-five percent (25%) of the floor area contained within the improvements constructed on the Premises shall be taken or damaged, and the conduct of Tenant’s business on the Premises would be substantially prevented or impaired as the result of such taking.

(iv)                              Partial taking means any taking of the fee title that is not either a total or a substantial taking.

B.                                    Notice to Other Party. The party receiving any notice of the kinds specified below shall promptly give the other party notice of the receipt, contents, and date of the notice received:

(i)                                     Notice of intended taking;

(ii)                                  Service of any legal process relating to condemnation of the Premises or improvements;

(iii)                               Notice in connection with any proceedings or negotiations with respect to such a condemnation; or

(iv)                              Notice of intent or willingness to make or negotiate a private purchase, sale or transfer in lieu of condemnation.

C.                                    Effect on Rent and Term; Total Taking or Substantial Taking.

(i)                                     On a total taking, Tenant’s obligation to pay rent shall terminate on, and Tenant’s interest in the leasehold shall continue until, the date of taking.

(ii)                                  If the taking is substantial under the definition appearing above, Tenant may, by notice to Landlord given within ten (10) days after Tenant receives notice of the intended taking, elect to treat the taking as a substantial taking. If Tenant does not so notify Landlord, the taking shall be deemed a partial taking. If Tenant gives such notice and Landlord gives Tenant notice disputing Tenant’s contention within five (5) days following receipt of Tenant’s notice, the dispute shall be promptly determined by arbitration. If Landlord gives no such notice, the taking shall be treated as a total taking if (1) Tenant delivers possession to Landlord within thirty (30) days after determination that the taking was a substantial taking, and (2) Tenant is not in default under the lease and has complied with all lease provisions concerning apportionment of the award. If these conditions are not met, the taking shall be treated as a partial taking.

(iii)                               Tenant may continue to occupy the Premises and improvements until the condemnor takes physical possession. However, at any time following notice of intended total taking, or within the time limit specified for delivering possession in the provision for substantial taking, Tenant may elect to deliver possession of the Premises to Landlord before the actual taking. The election shall be made by notice declaring the election and covenanting to pay all rents required under this lease to the date of taking. Tenant’s right to apportionment of or compensation from the award shall then accrue as of the date that Tenant goes out of possession.

D.                                   Apportionment; Distribution of Award for Total Taking. On a total taking, all sums, including damages and interest, awarded for the fee or the leasehold or both shall be deposited promptly with an escrow agent acceptable to both parties (acceptance not to be unreasonably withheld) and shall be distributed and disbursed in the following order of priority:

First, to Landlord and Tenant, as herein provided, reimbursement of all costs and expenses of collection of the award, including fees and expenses incurred in the condemnation proceeding.

Second, to the leasehold mortgagee, such sum as is necessary to satisfy and discharge the lien of the leasehold mortgagee secured by the leasehold interest.

Third, the remainder shall be divided between Landlord and Tenant in the ratio, as nearly as practicable, which (i) the then value of Landlord’s interest in the Premises including its interest under this lease as determined by appraisal as provided below bears to (ii) the then value of Tenant’s interest in the improvements constructed on the Premises and under this lease for the remainder of the lease term determined by appraisal as provided below (provided that Tenant’s share thereof shall be subject to the rights of all leasehold mortgagees).

If appraisal becomes necessary under this section 20D, the parties shall promptly agree upon a competent appraiser, and neither party shall unreasonably refuse to reach an agreement. If the parties are unable to agree on an appraiser, then, upon written notice to the other party, either party may apply for such appointment to the Superior Court of the State of California, or to any other court having jurisdiction and exercising functions similar to those now exercised by the Superior Court of the State of California.

E.                                      Partial Taking. On a partial taking, this lease shall remain in full force and effect, covering the remaining property, except that the net rent shall be reduced in the same ratio as the dollar amount of the award, excluding interest and severance damages, bears to the total fair market value of the Premises before the taking, as determined by the most recent appraisal made for the property. Both parties waive their rights to petition for termination of the lease under section 1265.130 of the California Code of Civil Procedure.

Promptly after a partial taking, at Tenant’s expense and in the manner specified in provisions of this lease relating to maintenance, repairs, and alterations, Tenant shall repair, alter, modify, or reconstruct the improvements (hereafter referred to as restoring) so as to make them reasonably suitable for Tenant’s continued occupancy for the uses and purposes for which the Premises are leased.

If the reasonably estimated cost of the work represents more than twenty-five percent (25%) of the then fair market value of the leasehold improvements before the taking, Tenant may, in the manner provided for a substantial taking, elect to treat the taking as substantial.

On a partial taking, all sums, including damages and interest, awarded for the fee title or the leasehold or both, shall be deposited promptly with an escrow agent acceptable to both parties (acceptance not to be unreasonably withheld) and shall be distributed and disbursed in the following order to priority:

First, to Landlord and Tenant, as herein provided, reimbursement of all costs and expenses of collection of the award, including fees and expenses incurred in the condemnation proceeding.

Second, to Tenant, reimbursement of the costs and expenses of restoration of the improvements, as such costs and expenses are reasonably incurred by Tenant, plus any amount awarded for detriment to business.

Third, to the leasehold mortgagee, such sum as is necessary to reduce the principal amount of the lien of the leasehold mortgagee to not more than the appraised fair market value of the improvements (subject to the remaining term of this lease) upon completion of such restoration.

Fourth, the remainder shall be divided between Landlord and Tenant in the ratio, as nearly as practicable, which (i) the then value of Landlord’s interest in the Premises including its interest under this lease as determined by appraisal as provided below bears to (ii) the then value of Tenant’s interest in the improvements constructed on the Premises and under this lease for the remainder of the lease term determined by appraisal as provided below (provided that Tenant’s share thereof shall be subject to the rights of all leasehold mortgagees).

F.                                      Limited Taking. On the taking, other than a temporary taking, of less than a fee title interest in the Premises or improvements or both, the question whether the taking is total, substantial, or partial, and the effects on term, rent, and apportionment of award shall be determined by arbitration.

On any taking of the temporary use of all or any part of parts of the Premises or improvements or both for a period, or of any estate less than a fee, ending on or before the expiration date of the term, neither the term nor the rent shall be reduced or affected in any way, and Tenant shall be entitled to any award for the use or estate taken. If a result of the taking is to necessitate expenditures for changes, repairs, alterations, modification, or reconstruction of the improvements to make them economically viable and a practical whole, Tenant shall receive, hold, and disburse the award in trust for such work. At the completion of the work and the discharge of the Premises and improvements from all liens and claims, Tenant shall be entitled to any surplus and shall be liable for any deficit.

If any such taking is for a period extending beyond the expiration date of the term, the taking shall be treated under the foregoing provisions for total, substantial, and partial takings.

21.                                 Tenant’s Default. Each of the following events shall be a default by Tenant and a breach of the lease:

A.                                   Abandonment or surrender of the Premises or of the leasehold estate, or failure or refusal to pay when due any installment of rent or any other sum required by this lease to be paid by Tenant, or to perform as required or conditioned by any other covenant or condition of this lease.

B.                                     The subjection of any right or interest of Tenant to attachment, execution, or other levy, or to seizure under legal process, if not released within thirty (30) days; provided, that the foreclosure of any mortgage permitted by provisions of this lease relating to purchase or construction of improvements shall not be construed as a default within the meaning of this paragraph.

C.                                     The appointment of a receiver to take possession of the Premises or improvements or of Tenant’s interest in the leasehold estate or of Tenant’s operations on the Premises for any reason, including, but not limited to, assignment for benefit of creditors or voluntary or involuntary bankruptcy proceedings, but not including receivership (i) pursuant to administration of the estate of any deceased or incompetent Tenant or of any deceased or incompetent individual member of any Tenant, or (ii) pursuant to any mortgage permitted by provisions of this lease relating to purchase or construction of improvements, or (iii) instituted by Landlord, the event of default being not the appointment of a receiver at Landlord’s instance but the event justifying the receivership, if any.

D.                                    An assignment by Tenant for the benefit of creditors or the filing of a voluntary or involuntary petition by or against Tenant under any law for the purpose of adjudicating Tenant a bankrupt; or for extending time for payment, adjustment, or satisfaction of Tenant’s liabilities; or for reorganization, dissolution, or arrangement on account of or to prevent bankruptcy or insolvency; unless the assignment or proceeding, and all consequent orders, adjudications, custodies, and supervisions are dismissed, vacated, or otherwise permanently stayed or terminated within thirty (30) days after the assignment, filing, or other initial event.

As a precondition to pursuing any remedy for an alleged default by Tenant, Landlord shall, before pursuing any remedy, give notice of default to Tenant and to all qualifying subtenants and mortgagees whose names and addresses were previously given to Landlord in a notice or notices from Tenant or any qualifying mortgagee stating that the notice was for the purpose of notice under this provision and/or Section 16 of this lease. A qualifying subtenant is a subtenant in possession under an existing sublease for which notice has been provided to Landlord. A qualifying mortgagee is a mortgagee under a mortgage then existing under the provisions of this lease relating to purchase, construction or refinance of improvements. Each notice of default shall specify in detail the alleged event of default and the intended remedy.

With regard to notification of default to, and recourse of, a mortgagee, the parties agree that the provisions of Section 16 of this lease shall apply.

If the alleged default is nonpayment of rent, taxes, or other sums to be paid by Tenant as provided in the section on rent, or elsewhere in this lease directed to be paid as rent, Tenant shall have ten (10) days after notice is given to cure the default. For the cure of any other default, Tenant shall promptly and diligently after the notice commence curing the default and shall have thirty (30) days after notice is given, to complete the cure plus any additional period that is reasonably required for the curing of the default.

Any subtenant of the entire premises shall have the right, at its election, to cure a curable default under this lease, or under any mortgage then existing under provisions of this lease relating to purchase or construction or improvements, or under both. If any such subtenant cures all defaults then existing, or if any such subtenant cures all defaults that are then curable and other defaults are non-curable, or if all then existing defaults are non-curable, that subtenant’s possession and use shall not be disturbed by Landlord or by mortgagee as long as (1) the subtenant performs his sublease’s provisions, (2) the subtenant attorns to Landlord and mortgagee according to their respective interests, and (3) subsequent defaults are cured as in the above provisions or are non-curable.

After expiration of the applicable time for curing a particular default, or before the expiration of that time in the event of emergency, Landlord may at Landlord’s election, but is not obligated to, make any payment required of Tenant under this lease or under any note or other document pertaining to the financing of improvements or fixtures on the Premises or perform or comply with any covenant or condition imposed on Tenant under this lease or any such note or document, and the amount so paid plus the reasonable cost of any such performance of compliance, plus interest at the highest rate allowed by law from the date of payment, performance, or compliance (herein called act), shall be deemed to be additional rent payable by Tenant with the next succeeding installment of rent. No such act shall constitute a waiver of default or of any remedy for default or render Landlord liable for any loss or damage resulting from any such act.

22.                                 Landlord’s Remedies. If any default by Tenant shall continue uncured, following notice of default as required by this lease, for the period applicable to the default under the applicable provision of this lease, Landlord has the following remedies in addition to all other rights and remedies provided by law or equity, to which Landlord may resort cumulatively or in the alternative:

A.                                   Termination. Landlord may at Landlord’s election terminate this lease by giving Tenant written notice of termination. On the giving of the notice, all Tenant’s rights in the Premises and all improvements shall terminate. Promptly after notice of termination, Tenant shall surrender and vacate the Premises and all improvements in broom clean condition, and Landlord may reenter and take possession of the Premises and all remaining improvements and eject all parties in possession or eject some and not others or eject none; provided that no subtenant qualifying under non-disturbance provisions of this lease shall be ejected. In addition to all other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord under Section 1951.2 of the California Civil Code. Termination under this section 22A shall not relieve Tenant from the payment of any sum then due to Landlord or from any claim for damages previously accrued or then accruing against Tenant.

B.                                     Reentry Without Termination. Landlord may at Landlord’s election reenter the Premises, and, without terminating this lease, at any time and from time to time relet the Premises and improvements or any part or parts thereof for the account and in the name of Tenant or otherwise. Landlord may at Landlord’s election eject all persons or eject some and not others or eject none; provided that no subtenant qualifying under non-disturbance provisions of this lease shall be ejected. Landlord shall apply all rents from reletting as in the provision on assignment of subrents, section 22F hereof. Any reletting may be for the remainder of the term or for a longer or shorter period. Landlord may execute any leases made under this provision either in Landlord’s name or in Tenant’s name and shall be entitled to all rents from the use, operation, or occupancy of the Premises or improvements or both. Tenant shall nevertheless pay to Landlord on the due dates specified in this lease the equivalent of all sums required of Tenant under this lease, plus Landlord’s expenses, less the avails of any reletting or attornment. No act by or on behalf of Landlord under this provision shall constitute a termination of this lease unless Landlord gives Tenant notice of termination.

C.                                     Tenant’s Personal Property. Landlord may at Landlord’s election use Tenant’s personal property and trade fixtures or any of such property and fixtures without compensation and without liability for use or damage, or store them for the account and at the cost of Tenant. The election of one remedy for any one item shall not foreclose an election of any other remedy for another item or for the same item at a later time.

D.                                    Recovery of Rent. Landlord shall be entitled at Landlord’s election to each installment of rent or to any combination of installments for any period before termination, including rent accrued prior to the payment date, as such term is defined in section 3 hereof, and interest accrued thereon (all of which accrued rent and interest shall be immediately due and payable upon the occurrence of any default hereunder), plus interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law from the due date of each rental installment; provided, in the case of accrued rent and interest due upon default, interest shall run from the date of default on both accrued rent and accrued interest. Subject to section 22F, avails of reletting or attorned subrents shall be applied, when received, as follows: (1) to Landlord to the extent that the avails for the period covered do not exceed the amount due from and charged to Tenant for the same period, and (2) the balance to Tenant.

E.                                      Damages. Landlord shall be entitled at Landlord’s election to damages in the following sums: (1) all amounts that would have fallen due as rent between the time of termination of this lease and the time of the claim, judgment, or other award, less the avails of all relettings and attornments, plus interest on the balance at the highest rate allowed by law; and (2) the “worth” at the time of the claim, judgment, or other award, of the amount by which the unpaid rent for the balance of the term exceeds the then fair rental value of the Premises at the lower of the fair rental value as then encumbered by the lease and improvements and the fair rental value unencumbered by the lease and improvements. “Worth,” as used in this provision, is computed by discounting the total at the discount rate of the Federal Reserve Bank of San Francisco at the time of the claim, judgment, or award, plus one percent (1%).

Landlord shall also be entitled to any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this lease or that in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, the amount of all taxes, insurance and other charges that Tenant would have paid periodically during the remainder of the term or extended term of the lease (discounted to present value), reasonable attorneys’ fees and any other reasonable cost. Landlord shall have the remedy described in California Civil Code section 1951.4 (Landlord may continue the lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

F.                                      Assignment of Subrents. Tenant assigns to Landlord all subrents and other sums falling due from subtenants, licensees, and concessionaires (herein called subtenants) during any period in which Landlord has the right under this lease, whether exercised or not, to reenter the Premises for Tenant’s default, and Tenant shall not have any right to such sums during that period. This assignment is subject and subordinate to any and all assignments of the same subrents and other sums made, before the default in question, to a mortgagee under any mortgage permitted by provisions of this lease relating to purchase or construction of improvements. Landlord may at Landlord’s election reenter the Premises and improvements with or without process of law, without terminating this lease, and either or both collect these sums or bring action for the recovery of the sums directly from such obligors. Landlord shall receive and collect all subrents and avails from reletting, applying them: first, to the payment of reasonable expenses (including attorneys’ fees or brokers’ commissions or both) paid or incurred by or on behalf of Landlord in recovering possession, placing the Premises and improvements in good condition, and preparing or altering the Premises or improvements for reletting; second to the reasonable expense of securing new Tenants; third, to the fulfillment of Tenant’s covenants to the end of the term; and fourth, to Landlord’s uses and purposes. Tenant shall nevertheless pay to Landlord on the due dates specified in this lease the equivalent of all sums required of Tenant under this lease plus Landlord’s expenses, less the avails of the sums assigned and actually collected under this provision. Landlord may proceed to collect either the assigned sums or Tenant’s balances or both, or any installment or installments of them, either before or after expiration of the term, but the period of limitations shall not begin to run on Tenant’s payments until the due date of the final installment to which Landlord is entitled nor shall it begin to run on the payments of the assigned sums until the due date of the final installment due from the respective obligors.

23.                                 Notice of Landlord’s Default. Landlord shall not be considered to be in default under this lease unless (1) Tenant has given notice specifying the default and (2) Landlord has failed for thirty (30) days to cure the default, if it is curable, or to institute and diligently pursue reasonable corrective or ameliorative acts for non-curable defaults. Tenant shall have the right of termination for Landlord’s default only after notice to and consent by all mortgagees under mortgages then existing under provisions of this lease relating to purchase or construction or improvements. Tenant waives the protections of Civil Code Sections 1932 and 1933.

24.                                 Unavoidable Default or Delay. Any prevention, delay, nonperformance, or stoppage due to any of the following causes shall excuse nonperformance for a period equal to any such prevention, delay, nonperformance, or stoppage, except the obligations imposed by this lease for the payment of rent, taxes, insurance, or obligations to pay money that are treated as rent. The causes referred to above are strikes, lockouts, labor disputes, failure of power, irresistible superhuman cause, acts of public enemies of this state or of the United States, riots, insurrections, civil commotion, inability to obtain labor or materials or reasonable substitutes for either, governmental restrictions or regulations or controls (except those reasonably foreseeable in connection with the uses contemplated by this lease), or other causes beyond the reasonable control of the party obligated to perform.

25.                                 Waiver, Voluntary Acts. No waiver of any default shall constitute a waiver of any other breach or default, whether of the same or any other covenant or condition. No waiver, benefit, privilege, or service, voluntarily given or performed by either party shall give the other any contractual right by custom, estoppel, or otherwise. The subsequent acceptance of rent pursuant to this lease shall not constitute a waiver of any preceding default by Tenant other than default in the payment of the particular rental payment so accepted, regardless of Landlord’s knowledge of the preceding breach at the time of accepting the rent, nor shall acceptance of rent or any other payment after termination constitute a reinstatement, extension, or renewal of the lease or revocation of any notice or other act by Landlord.

26.                                 Attorneys’ Fees. If either party brings any action or proceeding to enforce, protect, or establish any right or remedy, or to interpret any provisions of this lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees. Arbitration is an action or proceeding for the purpose of this provision.

27.                                 Arbitration. Arbitration may be required only for matters for which arbitration is mentioned in this lease. For other matters, the party served with notice of arbitration may reject the notice by failing to respond to it, by giving notice of rejection, or by taking action inconsistent with arbitration.

Arbitration is initiated and required by giving notice specifying the matter to be arbitrated. If action is already pending on any matter concerning which the notice is given, the notice is ineffective unless given before the expiration fourteen (14) days after service of process on the person giving the notice.

Except as provided to the contrary in these provisions on arbitration, the arbitration shall be in conformity with and subject to applicable rules and procedures of the American Arbitration Association. If the American Arbitration Association is not then in existence or for any reason fails or refuses to act, the arbitration shall be in conformity with and subject to provisions of the California Code of Civil Procedure relating to arbitration as they stand amended at the time of the notice.

The arbitrator(s) shall be bound by this lease. Pleadings in any action pending on the same matter shall, if the arbitration is required or consented to, be deemed amended to limit the issues to those contemplated by the rules prescribed above. Each party shall pay half the cost of arbitration including arbitrators’ fees. Attorneys’ fees shall be awarded as separately provided in this lease.

28.                                 Notice. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first class mail. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth below. Either party may change its address by notifying the other party of the change of address. Notice shall be deemed communicated within forty-eight (48) hours from the time of mailing if mailed as provided in this section.

Landlord:

Walter Bros. Construction Co., Inc.

P.O. Box 809

San Luis Obispo, CA 93406

with a copy to:

Roderick A. Rodewald

Diehl & Rodewald

1043 Pacific Street

San Luis Obispo, CA 93401

Tenant:

Mission Community Bank

581 Higuera Street

San Luis Obispo, CA 93401

with a copy to:

Matthew S. Kennedy, Esq.

MATTHEW S. KENNEDY, APLC

772 Santa Rosa Street

San Luis Obispo, California 93401

[805] 544-5003 [fax]

E-Mail: msk@KennedyLawRealty.com

29.                                 Performance of Tenant’s Covenants by Others. Tenant may at Tenant’s election delegate performance of any or all covenants to any one or more subtenants, or subtenants of subtenants, and the performance so delegated shall be deemed Tenant’s performance. This provision shall not be considered to permit or broaden the right of assignment or subletting beyond the provisions of this lease relating to assignment and subletting.

30.                                 Non-merger of Fee and Leasehold Estates. If both Landlord’s and Tenant’s estates in the Premises or the improvements or both become vested in the same owner, this lease shall nevertheless not be destroyed by application of the doctrine of merger except at the express election of the owner and the consent of the mortgagee or mortgagees under the mortgages existing under provisions of this lease relating to the purchase or construction of improvements.

31.                                 Estoppel Certificates. At any time and from time to time, within ten (10) days after notice of request by either party, the other party shall execute, acknowledge, and deliver to the requesting party, or to such other recipient as the notice shall direct, a statement certifying that this lease is unmodified and in full force and effect, or, if there have been modifications, that it is in full force and effect as modified in the manner specified in the statement. The statement shall also state the dates to which the rent and any other charges have been paid in advance. The statement shall be such that it can be relied on by any auditor, creditor, commercial banker, and investment banker of either party and by any prospective purchaser or encumbrancer of the Premises or improvements or both or of all or any part or parts of Tenant’s or Landlord’s interests under this lease.

Tenant’s failure to execute, acknowledge, and deliver, on request, the certified statement described above within the specified time shall constitute acknowledgment by Tenant to all persons entitled to rely on the statement that this lease is unmodified and in full force and effect and that the rent, and other charges have been duly and full paid to and including the respective due dates immediately preceding the date of the notice of request and shall constitute a waiver, with respect to all persons entitled to rely on the statement, of any defaults that may exist before the date of the notice.

32.                                 Joint and Several Obligations. If either Landlord or Tenant consists of more than one person, the obligation of all such persons is joint and several.

33.                                 Right of Entry.  Upon reasonable advance notice to Tenant, Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times during normal business hours for the following purposes: (i) inspection of the Premises; (ii) curing any default by Tenant; and (iii) showing the Premises to potential purchasers, lessees and/or mortgagees.

34.                                 Certain Definitions.

A.                                   Mortgage means mortgage, deed of trust, or other encumbrance recognized in this state at the time it attaches as a contractual security interest in the real property.

B.                                     Mortgagee means mortgagee, beneficiary, or other obligee of an indebtedness secured by a mortgage.

C.                                     Foreclosure includes judicial foreclosure, sale under a power or sale given in the mortgage, and all other remedies provided by law or equity or set out in the mortgage and enforceable in this state at the time of the foreclosure for divesting the obligee of title in the event of the obligee’s default.

35.                                 Additional Rent. All monetary obligations of Tenant to Landlord under this lease, including but not limited to the payment of rent, utilities, insurance, taxes and other real property assessments, maintenance and repairs, and other expenses payable by Tenant, shall be deemed to be rent.

36.                                 Captions, Table of Contents. The table of contents of the lease and the captions of the various articles and paragraphs of this lease are for convenience and ease of reference only and do not define, limit, augment, or describe the scope, content or intent of this lease or of any part or parts of this lease.

37.                                 Gender. The neuter gender includes the feminine and masculine, the masculine includes the feminine and neuter, and the feminine includes the neuter, and each includes corporation, partnership, or other legal entity when the context so requires.

38.                                 Singular; Plural. The singular number includes the plural whenever the context so requires.

39.                                 Entire Agreement. This lease contains the entire agreement between the parties. No promise, representation, warranty, or covenant not included in this lease has been or is relied on by either party. Each party has relied on his own examination of this lease, the counsel of his own advisors, and the warranties, representations, and covenants in the lease itself. The failure or refusal of either party to inspect the Premises or improvements, to read the lease or other documents, or to obtain legal or other advice relevant to this transaction constitutes a waiver of any objection, contention, or claim that might have been based on such reading, inspection, or advice.

40.                                 Severability. The invalidity or illegality of any provision shall not affect the remainder of the lease.

41.                                 Successors. Subject to the provisions of this lease on assignment and subletting, each and all of the covenants and conditions of this lease shall be binding on and shall inure to the benefit of the heirs, successors, executors, administrators, assigns, and personal representatives of the respective parties.

42.                                 Governing Law; Venue. This lease shall be governed and construed in accordance with the laws of the State of California. Venue for any action or arbitration arising out of this lease shall be in San Luis Obispo, California.

43.                                 Tenant’s Duty to Surrender. At the expiration or earlier termination of the term, Tenant shall surrender to Landlord the possession of the Premises. Surrender or removal of improvements, fixtures, trade fixtures, and improvements shall be as directed in provisions of this lease on ownership of improvements at termination. Tenant shall leave the surrendered premises and any other property in good and broom clean condition except as provided to the contrary in provisions of this lease on maintenance and repair of improvements. All property that Tenant is required to surrender shall become Landlord’s property at termination of the lease. All property that Tenant is not required to surrender but that Tenant does abandon shall, at Landlord’s election, become Landlord’s property at termination.

If Tenant fails to surrender the Premises at the expiration or sooner termination of this lease, Tenant shall defend and indemnify Landlord from all liability and expense resulting from the delay or failure to surrender, including, without limitation, claims made by any succeeding tenant based on or resulting from Tenant’s failure to surrender.

This lease shall terminate without further notice at expiration of the term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except at otherwise expressly provided in this lease.

44.                                  Execution in Counterparts. This lease, or the memorandum of this lease, or both, may be executed in two (2) or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

45.                                  Recordation of Memorandum Only. This lease shall not be recorded; only a memorandum of this lease shall be recorded. The parties shall execute the memorandum in form and substance as required by a title insurance company insuring Tenant’s leasehold estate or the interest of any leasehold mortgagee or fee mortgagee, and sufficient to give constructive notice of the lease and purchase option to subsequent purchasers and mortgagees.

46.                                  Right of First Refusal.

(a)                       Subject to the rights set forth in Subsection (b) below, in the event Landlord desires to sell the Premises, or any portion of its interest in the Premises, and shall have received an acceptable bona fide offer to purchase the Premises or such interest (the “Offer”), Landlord shall give written notice of its intent to sell (the “Notice of Intent to Sell”) to Tenant, together with an executed copy of the Offer setting forth all of the terms of the proposed purchase and identifying the prospective purchaser. Tenant shall then have an option to purchase the Premises or such interest on the same terms and conditions as set forth in the Offer; provided that if the terms and conditions of the Offer provide for an exchange of like kind of real property as payment of all or a portion of the purchase price, Tenant may exercise its option to purchase by stating in its written notice of exercise its willingness to participate in an exchange transaction in which Landlord shall identify certain real property which Tenant, at no additional cost or expense to Tenant, shall acquire and exchange with Landlord for the Premises on terms and conditions otherwise consistent with the Offer. If no exchange is contemplated in the Offer, Tenant shall have the further option of paying Landlord in cash at closing the full amount of the purchase price of the Premises or Landlord’s interest in the Premises, notwithstanding any non-cash terms set forth in the Offer. If Tenant elects to exercise its option, it shall give Landlord written notice of such election within sixty (60) days after receipt of the Notice of Intent to Sell. If Tenant fails to exercise its option within such sixty (60)-day period, (i) Landlord shall be free to accept an offer to sell the Premises or interest therein on the terms set forth in the Offer at any time within ninety (90) days after the expiration of such sixty (60)-day period and (ii) Tenant shall, upon request, deliver to Landlord an acknowledgement of Tenant’s failure to exercise the option and Landlord’s right to sell the Premises or interest therein pursuant to this Section.

(b)                      Notwithstanding the foregoing, Landlord shall be free to convey, transfer or assign the Premises or any portion of its interest in the Premises without compliance with Subsection (a) in the event that such conveyance, transfer or assignment is either (i) made to any mortgagee of Landlord’s fee estate in the Premises, provided that the lien of any fee mortgage or other security instrument shall expressly remain subordinate to Tenant’s leasehold interest herein created or (ii) made to any lineal descendants (natural or adopted) of Landlord, the spouses of such lineal descendants or any trust the total beneficial interest of which is held by such lineal descendants or their spouses.

47.                                 REGULATOR REQUIREMENTS:

a.                          Notwithstanding any other provision of this Lease, Landlord shall not have the right to take possession of any of Tenant’s business records or personal property located on the Premises, of any customer of Tenant, or of any other third party. Furthermore, any rights and remedies of Landlord under this Lease are subject to the power of the State of California Department of Financial Institutions (“DFI”), the Federal Deposit Insurance Corporation (“F.D.I.C.”), and other bank regulatory agencies, to enter upon and/or assume control of the Premises and of any personal property therein as permitted under applicable laws.

b.                         Also, notwithstanding any other provisions contained in this Lease, in the event (a) Tenant or its successors or assigns shall become insolvent or bankrupt, or, if their interests under this Lease shall be levied upon or sold under execution or other legal process; or, (b) the depository institution then operating on the Premises is closed or is taken over by any depository institution supervisory authority (“Authority”), Landlord may, but shall not be required to, in either such event, terminate this Lease only with the concurrence of any receiver or liquidator, to the extent required by applicable law.

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease as of the date and year first above written.

Landlord:

WALTER BROS. CONSTRUCTION CO., INC., a California corporation

By:	/s/ Donald C. Walter
Donald C. Walter President

Tenant:

MISSION COMMUNITY BANK, a California corporation

By:	/s/ Anita Robinson
Anita Robinson
President

EXHIBIT “A”

Legal Description

[Actual Legal Description to be attached upon completion of Lot Line Adjustment, but consisting of approximately 37,760 square feet gross, 32,033 square feet net of real property located at the corner of South Higuera and Prado Road, in the City of San Luis Obispo, County of San Luis Obispo, State of California (a portion of Assessor’s Parcel No. 053-041-033), as shown on the proposed Vesting Tentative Map attached hereto as Exhibit “A-1”].

Order Number:   4001-2539189 ( )

Page Number:  6

LEGAL DESCRIPTION

Real property in the City of San Luis Obispo, County of San Luis Obispo, State of California, described as follows:

That portion of Lot 21 of the San Luis Obispo Suburban Tract, in the City of San Luis Obispo, County of San Luis Obispo, State of California, according to the map recorded February 7, 1906 in Book 1, Page 92 of Record of Surveys, described as follows:

Commencing at the most Southerly corner of Parcel B denoted on Parcel Map No. SL-84-284, recorded in Parcel Map Book 38, Page 60;

Thence South 3°54’55” West, along the Westerly right of way of South Higuera Street (80 feet wide), 120.98 feet to a 1 1/4 inch iron pipe tagged L.S. 3877 and the point of beginning;

Thence North 86°14’05” West, 323 feet to a I’, 4 inch iron pipe tagged L.S. 3877; Thence South 3°45’55” West, 3 feet to a I Y4 inch iron pipe tagged L.S. 3877; Thence North 86°14’05” West, 62 feet to a 1 1/4 inch iron pipe tagged L.S. 3877; Thence South 3°45’55” West, 22.70 feet to a 1’ A inch iron pipe tagged L.S. 3877;

Thence South 74°38’05” West, 252.44 feet, more or less, to the Easterly line of the land described in the deed to Adrian R. Manthie, et ux., recorded June 15, 1955 in Book 807, Page 360 of Official Records and denoted on Parcel Map SLO-73-495;

Thence Easterly and Southerly along the Northerly and Easterly boundary of last said Manthie property to the Northerly line of Prado Road (40 feet wide);

Thence Easterly along the Northerly line of said Prado Road and Northerly along the Westerly line of the property conveyed by Walter Brothers Construction Company, Inc., to the City of San Luis Obispo, recorded May 6, 1975 in Book 1831, Page 595 of Official Records, to the point of beginning.

Said land is shown as Parcel 1 on Map recorded May 10, 1989 in Book 59, Page 89 of Record of Surveys.

EXCEPTING THEREFROM all geothermal resources as defined in Section 6903 of the California Public Resources Code within’ or that may be produced from said real property, provided, however that the ‘surface of said real property shall never be used for the exploration, development, extraction, removal, ot storage of any thereof, ‘as reserved by Standard Oil Company of California, a Corporation, in deed recorded October 29, 1974 in Book 1803, Page 799 of Official Records.

ALSO EXCEPTING THEREFROM the sole and exclusive right from time to time to drill and maintain wells or other works into (except for oil, gas, and other hydrocarbons not herein reserved by grantor), or through said real property below, a depth of 500 feet and to produce, inject, store or remove from and through such wells or works, oil gas, water and other substances of whatever nature, including the right to perform any and aN operations deemed by Grantor necessary or convenient for the exercise of such rights, as reserved by Standard Oil Company of California, a Corporation, in deed recorded October 29, 1974 in Book 1803, Page 799 of Official Records.

APN: 053-041-033

First American Title

SUBURBAN TRACT
PTN LOT 20
SUBURBAN TRACT
PTN LOT 22
PARCEL 1
14 PM 4
14 PM 4
PARCEL 2
PARCEL 2
6 PM 70
PRADO ROAD
PARCEL 2
SLAL 88-0192
PARCEL B
38 PM 60
PARCEL A
38 PM 60
PARCEL 1
PARCEL 2
SOUTH HIGUERA STREET
MARGARITA AVENUE
GRAPHIC SCALE

OWNER'S STATEMENT

ENGINEER'S STATEMENT

APN

REFERENCES

LEGEND

COUNTY OF
SAN LUIS OBISPO

VICINITY MAP

NO SCALE

SLO 05-0428
VESTING TENTATIVE MAP

PREPARED FOR:
WALTER BROS. CONSTRUCTION
PREPARED BY:
WESTLAND ENGINEERING INC.

EXHIBIT “A-1”

SECRETARY CERTIFICATE

I, Cindy M. Harrison, Assistant Secretary of Mission Community Bank, hereby certify that the Bylaws of the Corporation were adopted on December 23, 2003, including that portion of the Bylaws specifically pertaining to powers of the President as follows:

The President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. The President shall have the general powers and duties of management usually vested in the office of the President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of September, 2006.

/s/ Cindy M. Harrison
Cindy M. Harrison
Assistant Secretary